                                                                      Exhibit 21

                SUBSIDIARIES OF VOICESTREAM WIRELESS CORPORATION

           NAME                        STATE OF INCORPORATION OR ORGANIZATION
           ----                        --------------------------------------
Aerial Communications, Inc.                           Delaware
Omnipoint Corporation                                 Delaware
Omnipoint Finance LLC                                 Delaware
Omnipoint Finance Holding, LLC                        Delaware
Omnipoint Holdings, LLC                               Delaware
VoiceStream PCS Holding, LLC                          Delaware